Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-146265) and Forms F-3 (File Nos. 333-114504 and 333-130632) of ViryaNet Ltd. of our report dated May 14th, 2012, relating to the 2011 financial statements of the Company to be included the Annual Report of ViryaNet Ltd. on Form 20-F for the year ended December 31, 2012.

/s/ Arik Eshel, CPA & Assoc., PC

New York, NY, USA

April 26, 2013